As filed with the Securities and Exchange Commission on March 13, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0449487
(State of Incorporation)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

1999 Employee Stock Purchase Plan

2000 Non-Officer Stock Option Plan

(Full title of the plans)

Russell J. Howard

Chief Executive Officer

Maxygen, Inc.

515 Galveston Drive

Redwood City, CA 94063

(650) 298-5300

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value, issuable under the Maxygen, Inc. 2000 Non-Officer Stock Option Plan	262,571	$6.75	$1,772,354.25	$69.65
Common Stock, $0.0001 par value, issuable under the Maxygen, Inc. 1999 Employee Stock Purchase Plan	200,000	$6.75	$1,350,000.00	$53.06
TOTAL	462,571	$6.75	$3,122,354.25	$122.71

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2000 Non-Officer Stock Option Plan and the 1999 Employee Stock Purchase Plan, each as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high ($7.06) and low ($6.44) sales prices of the registrant’s common stock as reported on the Nasdaq Global Market on March 11, 2009.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed solely for the purpose of registering (i) an additional 262,571 shares of common stock for issuance pursuant to options granted under the Company’s 2000 Non-Officer Stock Option Plan, as amended (the “2000 Plan”) and (ii) an additional 200,000 shares of common stock for issuance under the Company’s 1999 Employee Stock Purchase Plan, as amended (the “ESPP”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the 2000 Plan and/or the ESPP (Registration Nos. 333-93423, 333-57486, 333-84904, 333-104108, 333-113651, 333-123323, 333-132478, 333-141287 and 333-149622) are hereby incorporated by reference in this registration statement, except as otherwise set forth herein.

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a) The Company’s latest annual report on Form 10-K (File No. 000-28401) for the year ended December 31, 2008, filed pursuant to Sections 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A (File No. 000-28401), filed with the Commission on December 7, 1999 pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock being registered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, CA.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation contains a provision that eliminates directors’ personal liability as set forth above.

Under Section 145 of the DGCL, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Certificate of Incorporation and By-laws require the Company to indemnify its directors and officers to the full extent permitted by the DGCL. The Certificate of Incorporation and By-laws also require the Company to advance litigation expenses upon receipt of an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The Company also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description

4.1	Maxygen, Inc. 1999 Employee Stock Purchase Plan, as amended (1)

4.2	Maxygen, Inc. 2000 Non-Officer Stock Option Plan, including applicable option agreement (2)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

(1)	Incorporated by reference to exhibit 10.11 to the Company’s Annual Report on Form 10-K (File No. 000-28401) for the year ended December 31, 2000, filed with the Commission on March 21, 2001.

(2)	Incorporated by reference to exhibit 99.3 to the Company’s Registration Statement on Form S-8 (No. 333-57486) filed with the Commission on March 23, 2001.

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on March 13, 2009.

MAXYGEN, INC.

By:	/s/ Russell J. Howard
Russell J. Howard Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Borkholder and Lawrence W. Briscoe, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell J. Howard Russell J. Howard	Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2009

/s/ Lawrence W. Briscoe Lawrence W. Briscoe	Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2009

/s/ Isaac Stein Isaac Stein	Director	March 13, 2009

/s/ M.R.C. Greenwood M.R.C. Greenwood	Director	March 13, 2009

/s/ Ernest Mario Ernest Mario	Director	March 13, 2009

/s/ Gordon Ringold Gordon Ringold	Director	March 13, 2009

/s/ James R. Sulat James R. Sulat	Director	March 13, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1	Maxygen, Inc. 1999 Employee Stock Purchase Plan, as amended (1)

4.2	Maxygen, Inc. 2000 Non-Officer Stock Option Plan, including applicable option agreement (2)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

(1)	Incorporated by reference to exhibit 10.11 to the Company’s Annual Report on Form 10-K (File No. 000-28401) for the year ended December 31, 2000, filed with the Commission on March 21, 2001.

(2)	Incorporated by reference to exhibit 99.3 to the Company’s Registration Statement on Form S-8 (No. 333-57486) filed with the Commission on March 23, 2001.